Exhibit 10.38

1999 EQUITY PLAN

FOR EMPLOYEES OF

ALLIANCE HEALTHCARE SERVIcES, INC.

(f/K/A Alliance imaging, inc.) AND SUBSIDIARIES

RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND
RESTRICTED STOCK UNIT AWARD AGREEMENT
(EMPLOYEES)

Alliance HealthCare Services, Inc., a Delaware corporation, (the “Company”), pursuant to the 1999 Equity Plan for Employees of Alliance HealthCare Services, Inc. (f/k/a Alliance Imaging, Inc.) and Subsidiaries, as amended from time to time (the “Plan”), hereby grants to the individual listed below (“Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”) with respect to the number of shares of Stock set forth below (the “Shares”).  This award of Restricted Stock Units is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”) and the Plan, each of which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Unit Agreement.

Participant:
Grant Date:
Vesting Commencement Date:
Total Number of RSUs:
Vesting Schedule:

[The Restricted Stock Units shall vest ___________, subject to Participant’s continued service with the Company or its Subsidiaries through such date(s)] [Vests in three substantially equal installments on each March 23, 2017, 2018 and 2019, subject to continued service through each applicable vesting date].

By Participant’s signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice.  Participant has reviewed the Restricted Stock Unit Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Agreement and the Plan.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Unit Agreement.

ALLIANCE HEALTHCARE SERVICES, INC.		PARTICIPANT

By:
Name: Percy C. Tomlinson
Title: President and CEO

Participant’s Address

EXHIBIT A
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

ALLIANCE HEALTHCARE SERVICES, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT
(EMPLOYEES)

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (the “Agreement”) is attached, Alliance HealthCare Services, Inc., a Delaware corporation (the “Company”) has granted to Participant the right to receive the number of Restricted Stock Units under the 1999 Equity Plan for Employees of Alliance HealthCare Services, Inc. (f/k/a Alliance Imaging, Inc.) and Subsidiaries, as amended from time to time (the “Plan”), as set forth in the Grant Notice.  The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

1. Grant of the RSUs.  As set forth in the Grant Notice, the Company hereby grants the Participant RSUs in exchange for past and future services to the Company subject to all the terms and conditions in this Agreement, the Grant Notice and the Plan.  However, no Shares shall be issued to the Participant until the time set forth in Section 4.  Prior to actual payment of any Shares, such RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2. Definitions.  All capitalized terms used in this Agreement without definition shall have the meanings ascribed to them in the Plan and the Grant Notice.

3. Acceleration of Vesting.  Notwithstanding anything herein to the contrary, upon the termination of Participant’s employment without Cause or by the Participant for Good Reason within twelve (12) months following the consummation of a Change in Control, Participant’s RSUs shall become fully vested upon such termination.

a. “Cause” shall mean (i) the Participant’s conviction of, or guilty or no contest plea to, any crime that constitutes a felony, or any misdemeanor that involves the purchase or sale of any security, the taking of a false oath, the making of a false report, bribery, perjury, burglary, larceny, theft, robbery, extortion, forgery, counterfeiting, fraudulent concealment, embezzlement, fraudulent conversion, or misappropriation of funds or securities, or a conspiracy to commit any of these offenses, or substantially equivalent activity; (ii) the Participant’s commission of any act of theft, dishonesty, fraud or embezzlement; (iii) the Participant’s failure to perform the Participant’s duties to the reasonable satisfaction of the Company or to carry out instructions by the executive officers or the Board of Directors of the Company, or breaches Company policies or procedures; provided that, unless the Company, in its sole discretion, determines that such a failure or breach is incurable, such failure or breach will only constitute grounds for termination for Cause if such failure or breach is not cured by the Participant to the satisfaction of the Company within 15 business days after the Company gives the Participant written notice identifying the manner in which the Company believes that the Participant failed to perform or breached; (iv) the Participant’s causation of, in the reasonable judgment of the Company, substantial damage to the Company’s reputation and goodwill, or the Participant’s subjection of the Company, in the reasonable judgment of the Company, to legal harm; or (v) the Participant’s engagement, in the reasonable judgment of the Company, in conduct disloyal to the Company and/or breach of the Participant’s fiduciary duties to the Company.

b. “Good Reason” shall mean the occurrence of any of the following without the Participant’s consent:

i.	the Company’s material reduction of the Participant’s base salary;
ii.

the assignment to the Participant of any duties which diminish in any material respect the Participant’s position with the Company (including titles and reporting requirements), authority, duties or responsibilities;

iii.

any material failure by the Company to comply with any of the provisions of any employment agreement between the Participant and the Company, which is not remedied within thirty (30) days after written notice thereof from the Participant;

iv.

if the Participant is not based in the Company’s Resource Center in Southern California, the Company’s requirement that the Participant materially change the location of the Participant’s principal office to a facility or a location more than sixty (60) miles from the Participant’s then-current residence; or

v.

if the Participant’s principal office is located in the Company’s Resource Center in Southern California, the Company’s movement of the Resource Center more than sixty (60) miles from the then-present office location.

The Company and the Participant further agree that, for a resignation to constitute a resignation by the Participant for “Good Reason,” (i) the Participant must provide written notice to the Company of the Participant’s intent to resign within thirty (30) days of one of the triggering events outlined in this definition, (ii) the Company must fail to cure the condition giving rise to “Good Reason” within thirty (30) days following its receipt of Participant’s notice and (iii) Participant’s resignation must be effective within thirty (30) days following the Company’s failure to cure.

c. “Change in Control” shall mean the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole; or (ii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders (as defined below) and their Related Parties (as defined below), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company.. “Permitted Holders” shall mean OCM Principal Opportunities Fund IV, L.P. (“Oaktree”), MTS Health Investors II, L.P. (“MTS”) Fujian Thai Hot Investment Co., Ltd. (“Fujian Thai Hot”)  and affiliates of Oaktree, MTS and Fujian Thai Hot.  “Related Parties” means any Person controlled by a Permitted Holder, including any partnership of which a Permitted Holder or its affiliates is the general partner. "Voting Stock" of the Company as of any date shall mean the stock of the Company that is at the time entitled to vote in the election of the Board of Directors of the Company.

4. Issuance of Stock.

(a) Timing of Distribution.  Shares shall be issued to the Participant with respect to vested RSUs as soon as administratively practicable after such RSUs vest, but in no event later than thirty (30) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code).

(b) General.  Shares issued pursuant to this Section 4 shall be issued (either in book-entry form or otherwise) to the Participant or the Participant’s beneficiaries, as the case may be.  No fractional Shares shall be issued under this Agreement.  Unless otherwise determined by the Board of Directors, in the event Participant ceases to be an Employee, consultant to the Company or member of the Board of Directors the RSUs shall cease vesting immediately upon such cessation of service and any unvested RSUs awarded by this Agreement shall be forfeited.

5. Taxes.  Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment to the Company or any of its Subsidiaries any sums required by federal, state or local tax law to be withheld with respect to the issuance of the Restricted Stock Units, the distribution of shares of Stock with respect thereto, or any other taxable event related to the Restricted Stock Units.  The Company may permit the Participant to make such payment in one or more of the forms specified below:

(a) by cash or check made payable to the Company;

(b) by the deduction of such amount from other compensation payable to Participant;

(c) in the sole discretion of the Company, by requesting that the Company withhold a net number of vested Shares otherwise issuable having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(d) Other property acceptable to the Company in its sole discretion  (including, without limitation, through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable under the Restricted Stock Units, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company upon settlement of such sale); or

(d) in any combination of the foregoing.

In the event Participant fails to provide timely payment of all sums required by the Company pursuant to this Section 5, the Company shall have the right and option, but not obligation, to treat such failure as an election by Participant to satisfy all or any portion of his or her required payment obligation by means of requesting the Company to withhold vested Shares otherwise issuable in accordance with clause (c) above.  The Company shall not be obligated to deliver any new certificate representing Shares issuable with respect to the Restricted Stock Units to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable to the taxable income of Participant resulting from the grant of the Restricted Stock Units, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the Restricted Stock Units.

6. Rights as Stockholder.  Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account).  After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

7. Conditions to Issuance of Certificates.  Notwithstanding any other provision of this Agreement, the Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions:  (A) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (B) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Company shall, in its sole and absolute discretion, deem necessary and advisable, (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Company shall, in its absolute discretion, determine to be necessary or advisable and (D) the lapse of any such reasonable period of time following the date the RSUs vest as the Company may from time to time establish for reasons of administrative convenience.

8. Award Not Transferable.  This grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

9. Not a Contract of Service.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve the Company or any of its subsidiaries.

10. Governing Law.   The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

11. Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

12. Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board of Directors, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Award in any material way without the prior written consent of the Participant.

13. Notices.  Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his address shown in the Company records, and to the Company at its principal executive office.

14. Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

15. Compliance in Form and Operation.  This Agreement and the Restricted Stock Units are intended to comply with Section 409A of the Code and the Treasury Regulations thereunder and shall be interpreted in a manner consistent with that intention.